                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-07135) pertaining to the Employee Stock Purchase Plan and the 1996 Stock Option Plan of Ribozyme Pharmaceuticals, Inc. of our report dated February 6, 1997, with respect to the financial statements of Ribozyme Pharmaceuticals, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1996.


                                        /s/ERNST & YOUNG LLP

Denver, Colorado
March 27, 1997